Exhibit 10.1

AMENDMENT NO. 1 TO THE

FLYEXCLUSIVE, INC. EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, flyExclusive, Inc. (the “Company”), maintains the Employee Stock Purchase Plan (the “Plan”); and

WHEREAS, pursuant and subject to Section 29 of the Plan, the board of directors of the Company (the “Board”) is authorized to amend the Plan, subject to the approval of the Company’s stockholders; and

WHEREAS, the Board deems it to be in the best interests of the Company to amend, and to submit for stockholder approval at the next annual meeting of stockholders of the Company, the amendment of the Plan as set forth below.

NOW, THEREFORE, in accordance with the provisions of Section 29 of the Plan and conditioned upon the receipt of stockholder approval as described therein, the Plan is hereby amended in the following respects:

1. Section 4 of the Plan is deleted in its entirety and the following substituted in lieu thereof:

“4. Stock Subject to Plan. A total of 2,500,000 shares of the Company’s Common Stock are reserved and will be available for issuance under this Plan. Such number will be subject to adjustments effected in accordance with Section 16 of this Plan. In the event that an Option or part thereof expires or is otherwise canceled or terminated, the Shares subject to the unexercised portion of such Option will be available for re-use in future Option grants under the Plan.”

2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment of the flyExclusive, Inc. Employee Stock Purchase Plan was adopted by the Board on September 10, 2025, and approved by the Company’s shareholders on , 2025.

FLYEXCLUSIVE, INC.

By:
Name: _____________________________
Title: ______________________________